UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 26, 2006

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 26, 2006, Vada Hill notified us of his decision to resign from the Board of Directors of Denny’s Corporation (the “Board”), effective November 2, 2006.  Mr. Hill, 47, who served as a Board member since 2003 and served on the Board's Compensation and Incentives Committee as well as serving as Chairman of the Board’s Corporate Governance and Nominating Committee, stated that the time needed to attend to certain family matters will not enable him to devote the time and attention necessary to continue service on the Board.  Mr. Hill indicated that he had no disagreements with Denny’s Corporation, its management or the other directors.

Additionally, in light of Mr. Hill’s decision to resign, the Board, pursuant to its authority under the Company’s by-laws, has reduced the number of director positions on the Board from nine to eight.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: November 1, 2006	/s/ Rhonda J. Parish
Rhonda J. Parish
Executive Vice President,
Chief Legal Officer,
and Secretary